Exhibit 99.2

United States District Court

DISTRICT OF NEW JERSEY

TRENT NICHOLS and SHARON NICHOLS, derivatively on behalf of COCRYSTAL PHARMA, INC. F/K/A BIOZONE PHARMACEUTICALS, INC.,

Plaintiffs,

vs.

ELLIOTT MAZA, GARY WILCOX, JEFFREY MECKLER, GERALD MCGUIRE, JAMES MARTIN, CURTIS DALE, RAYMOND SCHINAZI, DAVID BLOCK, PHILLIP FROST, JANE H. HSIAO, STEVEN RUBIN, BRIAN KELLER, BARRY C. HONIG, JOHN STETSON, MICHAEL BRAUSER, JOHN O’ROURKE III, MARK GROUSSMAN, and JOHN H. FORD,

Defendants,

and

COCRYSTAL PHARMA, INC. F/K/A BIOZONE PHARMACEUTICALS, INC.,

Nominal Defendant.

Case No.: 2:19-cv-16751-KM-JBC STIPULATION AND AGREEMENT OF SETTLEMENT

This Stipulation and Agreement of Settlement dated August 20, 2020 (the “Stipulation”), is made and entered into by and among the following Settling Parties,1 each by and through their respective counsel except for Elliot Maza and Brian Keller, each of whom is representing himself: (i) Trent Nichols and Sharon Nichols, plaintiffs to the above-captioned shareholder derivative action (the “Nichols Action”), Susan S. Church, plaintiff to the shareholder derivative action captioned Church v. Maza, et al., Case No. 2:19-cv-00080 (United States District Court, Western District of Washington, Seattle Division) (the “Church Action”), Martin Tutschek (together with Trent Nichols, Sharon Nichols, and Susan S. Church, “Plaintiffs”), plaintiff to the shareholder derivative action captioned Tutschek v. Schinazi, et al., Case No. 2:19-cv-01775 (United States District Court, Western District of Washington, Seattle Division) (the “Tutschek Action,” and together with the Nichols Action and the Church Action, the “Derivative Actions”),2 individually and derivatively on behalf of Cocrystal Pharma, Inc. f/k/a BioZone Pharmaceuticals, Inc. (“Cocrystal” or the “Company”); (ii) nominal defendant Cocrystal; and (iii) Elliot Maza, Gary Wilcox, Jeffrey Meckler, Gerald McGuire, James Martin, Curtis Dale, Raymond Schinazi, David Block, Phillip Frost, Jane H. Hsiao, Steven Rubin, Brian Keller, Barry C. Honig, John Stetson, Michael Brauser, John O’Rourke III, Mark Groussman, Todd Brady, and John H. Ford3 (the “Individual Defendants,” and, together with Cocrystal, the “Defendants”).4

This Stipulation, subject to the approval of the United States District Court for the District of New Jersey (the “Court”), is intended by the Settling Parties to fully, finally, and forever compromise, resolve, discharge, and settle the Released Claims and to result in the complete dismissal of the Derivative Actions with prejudice, upon the terms and subject to the conditions set forth herein, and without any admission or concession as to the merits of any of the Settling Parties’ claims or defenses.

1 Capitalized words or terms used herein, unless otherwise defined, shall have the meanings ascribed to them in Section IV, 1 hereof titled “Definitions.”

2 Although only filed in the Nichols Action, this Stipulation and Settlement also resolves the Church Action and the Tutschek Action.

3 Stetson and O’Rourke III are defendants only in the Nichols Action and the Tutschek Action. Defendants Groussman and Ford are defendants only in the Nichols Action. Defendant Brady was named as a defendant only in the Tutschek Action, although he was subsequently voluntarily dismissed without prejudice.

4 Each Plaintiff and Individual Defendant is herein referred to by his or her last name.

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I.	INTRODUCTION

A. Factual Background

Cocrystal is a Delaware corporation with principal executive offices located in Bothell, Washington. Plaintiffs allege in the Derivative Actions that certain of the Individual Defendants willfully or recklessly engaged in misconduct, failed to maintain internal controls at the Company and made and/or caused the Company to make misrepresentations concerning Cocrystal’s business, operations, and prospects in its filings with the U.S. Securities and Exchange Commission (“SEC”). The Individual Defendants have denied and continue to deny that they have committed or attempted to commit any violations of law or breached any duty owed to the Plaintiffs, Cocrystal, or Cocrystal’s stockholders. The Individual Defendants maintain that their conduct was at all times proper, compliant with applicable law, and taken in good faith and in a manner the Individual Defendants reasonably believed to be in the best interests of Cocrystal and its stockholders. The Defendants also deny, and continue to deny, that Plaintiffs, Cocrystal, or Cocrystal’s shareholders were harmed by the conduct alleged in the Derivative Actions.

B. Procedural Background

The Church Action

On January 16, 2019, Plaintiff Church filed her Verified Shareholder Derivative Complaint on behalf of Cocrystal against Defendants Maza, Meckler, McGuire, Martin, Dale, Schinazi, Wilcox, Block, Frost, Hsiao, Rubin, and Keller, asserting breaches of fiduciary duties, constructive fraud, unjust enrichment, waste of corporate assets, and violations of Section 14(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and SEC Rule 14a-9 promulgated thereunder.

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On March 15, 2019, Defendants Wilcox, Schinazi, Hsiao, Rubin, Block, Martin, McGuire, Jeffrey Meckler, Curtis Dale, and nominal defendant Cocrystal, together with Plaintiff Church filed a stipulation and proposed order to stay the Church Action pending (1) the dismissal, with prejudice, of a related securities class action lawsuit that is pending in the Court, captioned Pepe v. Cocrystal Pharma, Inc., et al., No. 2:18-cv-14091-KM-JBC (the “Securities Class Action”); (2) the denial in whole or in part of any motion to dismiss the Securities Class Action; or (3) any subsequent modification of the proposed stay by the court in the Church Action. The court in the Church Action so ordered the stipulation on April 9, 2019.

On July 15, 2020, Plaintiff Church and Defendants Wilcox, Schinazi, Hsiao, Rubin, Block, Martin, McGuire, Meckler, and Dale, and nominal defendant Cocrystal, filed a joint status report indicating that the parties to the Church Action had reached an agreement in principle to settle the Church Action subject to approval by the Court.

The Nichols Action

On August 15, 2019, the Nichols Plaintiffs filed their Complaint on behalf of Cocrystal against all of the Individual Defendants except Defendant Brady asserting breaches of fiduciary duties, unjust enrichment, waste of corporate assets, violations of Section 14(a) of the Exchange Act and SEC Rule 14a-9 promulgated thereunder, and the aiding and abetting thereof.

On September 23, 2019, Defendants Wilcox, Schinazi, Hsiao, Rubin, Block, Martin, McGuire, Meckler, Dale, Frost, and nominal defendant Cocrystal (the “Nichols Stipulating Defendants”), along with the Nichols Plaintiffs (together with the Nichols Stipulating Defendants, the “Nichols Stipulating Parties”), filed a stipulation and proposed order to extend the Nichols Stipulating Defendants’ time to answer, move, or otherwise respond to the Complaint until after the conclusion of a private mediation to resolve the Securities Class Action, which the Court so ordered on September 23, 2019.

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On November 12, 2019, the Nichols Plaintiffs, along with Defendant Honig filed a stipulation and proposed order to extend Defendant Honig’s time to answer, move, or otherwise respond to the Complaint until after the conclusion of a mediation in the Securities Class Action, which the Court so ordered on November 13, 2019.

On June 2, 2020, the Nichols Stipulating Parties filed a stipulation and proposed order regarding the filing of a joint status report, and to extend the Nichols Stipulating Defendants’ time to answer, move, or otherwise respond to the Complaint pending further order of the Court, which the Court so ordered on June 5, 2020.

On June 30, 2020, the Nichols Stipulating Parties filed a joint status report indicating that the parties to the Nichols Action had reached an agreement in principle to settle the Nichols Action, subject to the Court’s approval.

The Tutschek Action

On November 1, 2019, Plaintiff Tutschek filed his Verified Shareholder Derivative Complaint on behalf of Cocrystal against Defendants Schinazi, Wilcox, Frost, Hsiao, Rubin, Block, Maza, Meckler, Keller, Brady, Honig, Brauser, Stetson, and O’Rourke asserting breaches of fiduciary duties, waste of corporate assets, gross mismanagement, claims for contribution and indemnification, violations of Section 14(a) of the Exchange Act and SEC Rule 14a-9 promulgated thereunder, and the aiding and abetting thereof.

On December 11, 2019, Defendants Schinazi, Wilcox, Hsiao, Rubin, Block, Meckler, Brady, and nominal defendant Cocrystal, together with Plaintiff Tutschek (together, the “Tutschek Stipulating Parties”) filed a stipulated motion and proposed order to stay the Tutschek Action pursuant to terms substantially similar to the terms of the stay order in the Church Action, which the court in the Tutschek Action so ordered on December 17, 2019.

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On May 27, 2020, the Tutschek Stipulating Parties filed a stipulation and proposed order to voluntarily dismiss Brady from the Tutschek Action without prejudice. Pursuant to the stipulation, the court in the Tutschek Action dismissed Brady without prejudice on June 2, 2020.

On July 15, 2020, Plaintiff Tutschek and Defendants Schinazi, Wilcox, Hsiao, Rubin, Block, and Meckler, and nominal defendant Cocrystal, filed a joint status report indicating that the parties to the Tutschek Action had reached an agreement in principle to settle the Tutschek Action subject to approval by the Court.

C. Settlement Negotiations

On August 12, 2019, counsel for Plaintiff Church sent a settlement demand to counsel for Cocrystal and certain of the Individual Defendants, which included a corporate governance enhancements proposal.

On October 12, 2019, counsel for the Nichols Plaintiffs sent a settlement demand to counsel for Cocrystal and certain of the Individual Defendants, which included a corporate governance enhancements proposal.

On November 22, 2019, counsel for the Nichols Plaintiffs, Plaintiff Church, and the Defendants attended a full-day mediation in New York, New York, to discuss a potential resolution of the Derivative Actions before Judge Jose L. Linares (ret.) (the “Mediator”). The Settling Parties did not arrive at a resolution during the mediation, and they continued settlement discussions, with the assistance of Judge Linares, for months thereafter.

On June 24, 2020, the Settling Parties reached an agreement in principle to settle the Derivative Actions on the terms reflected in this Stipulation (the “Settlement”). On July 13, 2020, the term sheet containing the material terms of the Settlement was fully executed by the Settling Parties or their counsel. As consideration for the Settlement, Cocrystal shall institute certain corporate governance enhancements, the terms of which are set forth in full in Exhibit A attached hereto (the “Corporate Governance Enhancements”).

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As part of the Settlement, and as a result of arm’s-length negotiations between the Settling Parties, the Individual Defendants agreed to pay two hundred seventy-five thousand dollars ($275,000) (the “Fee and Expense Amount”) to Plaintiffs’ Counsel for their attorneys’ fees and expenses, subject to approval by the Court.

II.	PLAINTIFFS’ COUNSEL’S INVESTIGATION AND RESEARCH, PLAINTIFFS’ CLAIMS, AND THE SUBSTANTIAL BENEFIT OF SETTLEMENT

Plaintiffs’ Counsel represent that they conducted an investigation relating to the claims and the underlying events alleged in the Derivative Actions, including, but not limited to: (1) reviewing and analyzing the Company’s public filings with the SEC, press releases, announcements, transcripts of investor conference calls, and news articles; (2) reviewing and analyzing the allegations contained in filings made in other litigation, including the Securities Class Action; (3) researching and drafting the complaints filed in the Derivative Actions; (4) researching the applicable law with respect to the claims in the Derivative Actions and the potential defenses thereto; (5) researching corporate governance issues; (6) preparing extensive settlement demands that included corporate governance enhancements proposals; (7) attending the in-person mediation; and (8) engaging in extensive settlement discussions with Defendants’ Counsel.

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Plaintiffs’ Counsel believe that the claims asserted in the Derivative Actions have merit and that their investigation supports the claims asserted. Without conceding the merit of any of Defendants’ defenses or the lack of merit of any of Plaintiffs’ allegations, and in light of the substantial benefit Plaintiffs’ Counsel believe the Settlement confers on Cocrystal, as well as to avoid the potentially protracted time, expense, and uncertainty associated with continued litigation, including potential trials and appeals, Plaintiffs’ Counsel have concluded that it is desirable that the Derivative Actions be fully and finally settled in the manner, and upon the terms and conditions, set forth in this Stipulation. Plaintiffs and Plaintiffs’ Counsel recognize the significant risk, expense, and length of continued proceedings necessary to prosecute the Derivative Actions against the Individual Defendants through trials and possible appeals. Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially complex litigation such as the Derivative Actions, as well as the difficulties and delays inherent in such litigation. Based on their evaluation, and in light of the substantial benefit conferred upon the Company and its stockholders as a result of the Settlement, Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement is in the best interests of Cocrystal and Current Cocrystal Stockholders, and have agreed to settle the Derivative Actions upon the terms, and subject to the conditions, set forth herein.

III.	DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

Defendants have denied, and continue to deny, that a pre-suit demand on the Board would have been futile and, therefore, excused. The Individual Defendants have denied, and continue to deny, each and every claim and contention alleged by Plaintiffs in the Derivative Actions and affirm that they have acted properly, lawfully, and in full accord with their fiduciary duties, at all times. Further, the Individual Defendants have denied expressly, and continue to deny, all allegations of wrongdoing, fault, liability, or damage against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Derivative Actions and deny that they have ever committed or attempted to commit any violations of law, any breach of fiduciary duty owed to Cocrystal or its stockholders, or any wrongdoing whatsoever. Had the terms of this Stipulation not been reached, the Individual Defendants would have continued to contest Plaintiffs’ allegations vigorously, and the Individual Defendants maintain that they had and have meritorious defenses to all of the claims alleged in the Derivative Actions. Without admitting the validity of any of the claims that Plaintiffs have asserted in the Derivative Actions, or any liability with respect thereto, Defendants have concluded that it is desirable that the claims be settled on the terms and subject to the conditions set forth herein.

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IV.	TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

Plaintiffs, derivatively on behalf of Cocrystal, and Defendants, by and through their respective counsel or attorneys of record, except for Maza and Keller, each of whom is representing himself, hereby stipulate and agree that, subject to approval by the Court, the Derivative Actions and all of the Released Claims shall be fully, finally, and forever satisfied, compromised, settled, released, discharged, and dismissed with prejudice, upon the terms and subject to the conditions set forth herein as follows:

1. Definitions

As used in this Stipulation, the following terms have the meanings specified below. In the event of any inconsistency between any definition set forth below and any definition set forth in any document attached as an exhibit to this Stipulation, the definitions set forth below shall control.

1.1	“Board” means the Cocrystal Board of Directors.

1.2	“Claims” means, collectively, any and all claims, rights, debts, demands, controversies, obligations, losses, costs, penalties, fees, expenses, duties, judgments, sums of money, suits, contracts, agreements, promises, actions, causes of action or liabilities of any kind, nature and character (including but not limited to claims for damages, interest, attorneys’ fees, expert or consulting fees, and any and all other costs, expenses or liabilities whatsoever), whether based on federal, state, local, statutory or common law or any other law, rule or regulation, whether foreign or domestic, whether fixed or contingent, whether such claims are compensatory, special, incidental, consequential, punitive, exemplary or otherwise in nature, accrued or unaccrued, known or unknown, disclosed or undisclosed, discoverable or undiscoverable, matured or unmatured, concealed or hidden, suspected or unsuspected, liquidated or unliquidated, at law or in equity, which now exist, heretofore have existed, or may hereafter exist.

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1.3	“Court” means the United States District Court for the District of New Jersey.

1.4	“Current Cocrystal Stockholders” means any Persons who own Cocrystal common stock as of the date of this Stipulation and who continue to hold their Cocrystal common stock as of the date of the Settlement Hearing, excluding the Individual Defendants, the officers and directors of Cocrystal, and members of their immediate families, their legal representatives, heirs, successors, or assigns, and any entity in which Individual Defendants have or had a controlling interest.

1.5	“Defendants’ Counsel” means Perkins Coie, LLP, 1201 Third Avenue, Suite 4900, Seattle, WA 98101 and 1155 Avenue of the Americas, 22nd Floor, New York, NY 10036; Wilson Sonsini Goodrich & Rosati, Professional Corporation, 1301 Avenue of the Americas, 40th Floor, New York, NY 10019; Walfish & Fissell PLLC, 405 Lexington Ave., 8th Floor, New York, NY 10174; Chiesa Shahinian & Giantomasi P.C., One Boland Drive, West Orange, NJ 07052; Orrick, Herrington & Sutcliffe LLP, 405 Howard Street, San Francisco, CA 94105; Morvillo Abramowitz Grand Iason & Anello P.C., 565 Fifth Avenue, New York, NY 10017; Richard and Richard, P.A., 825 Brickell Bay Drive, Tower III, Suite 1748, Miami, FL 33131; and Gibbons P.C., One Gateway Center Newark, NJ 07102.

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1.6	“Defendants’ Released Claims” means all Claims that could be asserted in any forum by any of the Released Persons against Plaintiffs, Plaintiffs’ Counsel, Cocrystal, and all Current Cocrystal Stockholders (solely in their capacity as Cocrystal stockholders) (including known Claims and Unknown Claims brought directly), arising out of, relating to, or based upon the facts, allegations, transactions, claims, matters, events, disclosures, non-disclosures, occurrences, representations, statements, acts, omissions, or failures to act involved, set forth, or referred to in connection with the complaints in the Derivative Actions or the institution, prosecution, assertion, settlement, or resolution of the Derivative Actions or the Released Claims, but excluding the Settling Parties’ obligations with respect to the Settlement.

1.7	“Effective Date” means the first date by which all of the events and conditions specified in Section IV, 6.1 herein have been met and have occurred.

1.8	“Fee and Expense Award” means the Fee and Expense Amount, to the extent it is approved by the Court.

1.9	“Final,” means the time when an order or judgment that has not been reversed, vacated, or modified in any way and is no longer subject to appellate review, either because of disposition on appeal and conclusion of the appellate process (including potential writ proceedings) or because of passage, without action, of time for seeking appellate or writ review. More specifically, it is that situation when (1) either no appeal or petition for review by writ has been filed and the time has passed for any notice of appeal or writ petition to be timely filed in the Derivative Actions; or (2) an appeal has been filed and the court of appeals has either affirmed the order or judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (3) a higher court has granted further appellate review, and that court has either affirmed the underlying order or judgment or affirmed the court of appeals’ decision affirming the order or judgment or dismissing the appeal or writ proceeding. However, any appeal or proceeding seeking subsequent judicial review pertaining solely to the Court’s award of attorneys’ fees or expenses, shall not in any way delay or affect the time set forth above for the Judgment to become Final or otherwise preclude the Judgment from becoming Final.

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1.10	“Judgment” means the final order and judgment to be rendered by the Court, substantially in the form of Exhibit D attached hereto.

1.11	“Notice” means the Notice of Proposed Settlement of Derivative Actions to Current Cocrystal Stockholders of the Settlement, which, subject to the Court’s approval, shall be substantially in the form of Exhibit B attached hereto.

1.12	“Person(s)” means an individual, corporation, limited liability company, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity, and their spouses, heirs, predecessors, successors, administrators, parents, subsidiaries, affiliates, representatives, or assignees.

1.13	“Plaintiffs’ Counsel” means The Brown Law Firm, P.C., 240 Townsend Square, Oyster Bay, New York 11771; Levi & Korsinsky, LLP, 55 Broadway, 10th Floor, New York, NY 10006; Bragar Eagel & Squire, P.C., 885 Third Avenue, Suite 3040, New York, NY 10022; WeissLaw LLP, 1500 Broadway, Suite 1600, New York, NY 10036; Breskin Johnson Townsend, PLLC, 1000 Second Avenue, Suite 3670, Seattle, WA 98104; and Pawar Law Group, P.C., 20 Vesey Street, Suite 1210, New York, NY 10007.

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1.14	“Preliminary Approval Order” means the Order Preliminarily Approving Derivative Settlement and Providing for Notice to be entered by the Court, substantially in the form of Exhibit C attached hereto, that, inter alia, preliminarily approves the terms and conditions of the Settlement as set forth in this Stipulation, directs that the Notice be provided to Current Cocrystal Stockholders, and schedules a Settlement Hearing in order to consider whether the Settlement, Fee and Expense Amount, and Service Awards should be finally approved.

1.15	“Related Persons” means each and all of a Person’s past, present, or future family members, spouses, domestic partners, parents, associates, affiliates, subsidiaries, officers, directors, stockholders, owners, members, representatives, employees, attorneys, financial or investment advisors, consultants, underwriters, investment banks or bankers, commercial bankers, advisors, employees, principals, agents, heirs, executors, trustees, estates, beneficiaries, distributees, predecessors, successors, affiliates, subsidiaries, divisions, entities, investment vehicles, trusts of which he or she is a settlor, beneficiary or trustee, retirement accounts, foundations, general or limited partners or partnerships, joint ventures, personal or legal representatives, administrators, or any other person or entity acting or purporting to act for or on behalf of any Person, and each of their respective predecessors, successors, and assigns.

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1.16	“Released Claims” means all Claims, including Claims and Unknown Claims, against any of the Released Persons that (i) were asserted or could have been asserted derivatively in the Derivative Actions; (ii) would have been barred by res judicata had the Derivative Actions been fully litigated to final judgment; or (iii) could have been, or could in the future be, asserted derivatively in any forum or proceeding or otherwise against any of the Released Persons that concern or arise out of or relate to any of the subject matters, allegations, transactions, facts, occurrences, representations, statements, or omissions alleged, involved, set forth, or referred to in the complaints filed in the Derivative Actions. Released Claims does not include either (i) the Settling Parties’ obligations with respect to the Settlement; or (ii) the federal securities claims pending in the Securities Class Action.

1.17	“Released Person(s)” means, collectively, each and all of the Defendants and their Related Persons. Liberty Insurance Underwriters Inc. and any other insurance company which issued a Directors and Officers insurance policy which may cover losses arising from any claims asserted in the Nichols Action, the Church Action, or the Tutschek Action are not “Released Persons” or “Related Persons” pursuant to this Stipulation.

1.18	“Settlement” means the settlement of the Derivative Actions as documented in this Stipulation.

1.19	“Settlement Hearing” means the hearing by the Court to review the adequacy, fairness, and reasonableness of the Settlement set forth in this Stipulation and to determine: (i) whether to enter the Judgment; and (ii) all other matters properly before the Court.

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1.20	“Settling Parties” means, collectively, Plaintiffs (individually and derivatively on behalf of Cocrystal), Cocrystal, and the Individual Defendants.

1.21	“Term Sheet” means the agreement entered into by the Settling Parties that was fully executed on July 13, 2020 and that sets forth the material terms of the settlement of the Derivative Actions.

1.22	“Unknown Claims” means any Claims that any Settling Party or any Current Cocrystal Stockholder (claiming in the right of, or on behalf of, the Company) does not know or suspect to exist in his, her, or its favor at the time of the release of the Released Claims and Defendants’ Released Claims that, if known by him, her, or it, might have affected his, her, or its settlement with and release of the Released Claims and Defendants’ Released Claims, or might have affected his, her, or its decision not to object to this Settlement. Unknown Claims include those Claims in which some or all of the facts comprising the Claim may be unsuspected, or even undisclosed or hidden. With respect to any and all Released Claims and Defendants’ Released Claims, including Unknown Claims, the Settling Parties stipulate and agree that, upon the Effective Date, they shall expressly waive, and every Current Cocrystal Stockholder shall be deemed to have, and by operation of the Judgment shall have, expressly waived the provisions, rights, and benefits of California Civil Code § 1542 (and any similar provision of any federal or state law), which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

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The Settling Parties shall expressly waive, and every Current Cocrystal Stockholder who is not a Defendant shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable or equivalent in effect to California Civil Code § 1542. The Settling Parties may hereafter discover facts in addition to or different from those which he, she, or it now knows or believes to be true with respect to the subject matter of the Released Claims or Defendants’ Released Claims, but the Settling Parties shall expressly have, and every Current Cocrystal Stockholder shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released any and all Released Claims and Defendants’ Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, reckless, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Settling Parties acknowledge, and every Current Cocrystal Stockholder shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waivers were separately bargained for and a key element of the Settlement of which this release is a material and essential part.

1. Terms of the Settlement

1.1 In consideration for the full and final release, settlement and discharge of any and all claims that were or could have been asserted by Plaintiffs, individually and derivatively on behalf of Cocrystal, against Defendants in the Derivative Actions, and the dismissal with prejudice of all claims asserted in the Derivative Actions, and the other terms and conditions of this Stipulation, the Settling Parties have agreed to the following:

1.2 Within sixty days of the date that the Court enters the Judgment, Cocrystal shall implement the Corporate Governance Enhancements set forth in Exhibit A. Cocrystal and its Board agree and acknowledge that the filing, prosecution, and resolution of the Derivative Actions was the primary cause of the Board’s decision to implement the Corporate Governance Enhancements. Cocrystal and the Board further agree and affirm that the Corporate Governance Enhancements will confer a substantial benefit upon the Company and its stockholders.

2. Procedure for Implementing the Settlement

2.1 Promptly after execution of this Stipulation, Plaintiffs’ Counsel shall submit this Stipulation, together with its exhibits, to the Court and apply for entry of the Preliminary Approval Order, substantially in the form of Exhibit C attached hereto, which, inter alia: (i) preliminarily approves the Settlement; (ii) approves the method of providing notice of the proposed Settlement to Current Cocrystal Stockholders; (iii) approves the form of notice of the Settlement substantially in the form of Exhibit B attached hereto (the “Notice”); and (iv) sets a date for the Settlement Hearing.

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2.2 Cocrystal shall undertake the administrative responsibility for providing notice of the Settlement to Current Cocrystal Stockholders in the manner set forth in this paragraph. Cocrystal shall be solely responsible for paying the costs and expenses related to disseminating the notice of the Settlement to Current Cocrystal Stockholders. Within ten (10) calendar days following the Court’s entry of the Preliminary Approval Order, Cocrystal shall issue the Notice via a press release on GlobeNewswire, cause the Notice and Stipulation to be filed with the SEC as exhibits to a Form 8-K, and post the Notice and the Stipulation on an Internet page that Cocrystal shall create for this purpose, which shall be accessible via a link on the “Investors” page of Cocrystal’s corporate website, https://ir.Cocrystalpharma.com/. The Notice shall contain a link to the page on the Investors page of Cocrystal’s corporate website where the Notice and Stipulation will be posted, which posting shall be maintained through the date that the Court enters the Judgment. The Settling Parties believe that the content of the Notice and the manner of the notice procedures set forth in this paragraph constitute adequate and reasonable notice to Current Cocrystal Stockholders pursuant to applicable law and due process.

2.3 The Nichols Plaintiffs shall request that the Court hold the Settlement Hearing to approve the Settlement and the Fee and Expense Amount at least fifty-five (55) calendar days after the Court’s entry of the Preliminary Approval Order.

2.4 Pending the Court’s determination as to final approval of the Settlement, Plaintiffs and Plaintiffs’ Counsel, and any Current Cocrystal Stockholders, derivatively on behalf of Cocrystal, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims against any of the Released Persons in any court or tribunal.

3. Releases

3.1 Within five (5) business days after the date that the Judgment becomes Final, Plaintiffs Church and Tutschek shall seek orders dismissing the Church Action and the Tutschek Action with prejudice. Cocrystal and the defendants in the Church Action and the Tutschek Action shall cooperate to effect such dismissals.

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3.2 Upon the date the Judgment becomes Final, Cocrystal, Plaintiffs (individually and on behalf of Cocrystal), and each Current Cocrystal Stockholder shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims against the Released Persons. Cocrystal, Plaintiffs, and each Current Cocrystal Stockholder shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue any Released Person with respect to any Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting the Released Claims against the Released Persons except to enforce the releases and other terms and conditions contained in this Stipulation and/or the Judgment entered pursuant thereto.

3.3 Upon the Effective Date, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of Plaintiffs and their Related Persons, Plaintiffs’ Counsel and their Related Persons, Cocrystal, and all Current Cocrystal Stockholders (solely in their capacity as Cocrystal stockholders) from Defendants’ Released Claims. The Released Persons shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue Plaintiffs or their Related Persons, Plaintiffs’ Counsel or their Related Persons, Cocrystal, or any Current Cocrystal Stockholders (solely in their capacity as Cocrystal stockholders) with respect to any Defendants’ Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting Defendants’ Released Claims against Plaintiff and their Related Persons, Plaintiffs’ Counsel and their Related Persons, Cocrystal, and all Current Cocrystal Stockholders (solely in their capacity as Cocrystal stockholders) except to enforce the releases and other terms and conditions contained in this Stipulation and/or the Judgment entered pursuant thereto.

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3.4 Nothing herein shall in any way release, waive, impair, or restrict the rights of any of the Settling Parties to enforce the terms of the Stipulation.

4. Plaintiffs’ Counsel’s Attorneys’ Fees and Expenses

4.1 As a result of arm’s-length negotiations between the Settling Parties, with the assistance of the Mediator, the Individual Defendants agreed to pay, and Defendants agreed not to oppose approval of attorneys’ fees and expenses in the amount of two hundred seventy-five thousand dollars ($275,000) (the “Fee and Expense Amount”) to Plaintiffs’ Counsel. The Settling Parties agree that the Fee and Expense Amount is fair and reasonable in light of the substantial benefit conferred upon Cocrystal and Current Cocrystal Stockholders by the Corporate Governance Enhancements.

4.2 Upon executing the Term Sheet, the Individual Defendants deposited the Fee and Expense Amount to the escrow account of the Brown Law Firm, P.C. (the “Escrow Account”).

4.3 The Fee and Expense Amount shall remain in the Escrow Account until the entry of the Judgment, at which time the Fee and Expense Award shall be immediately releasable to Plaintiffs’ Counsel, notwithstanding the existence of any timely-filed objections thereto or potential for appeal therefrom, or collateral attack on the Settlement or any part thereof. Once the Fee and Expense Award is released to Plaintiffs’ Counsel, any amounts remaining in the Escrow Account shall be returned to the Individual Defendants immediately.

4.4 Payment of the Fee and Expense Award in the amount approved by the Court shall constitute final and complete payment for Plaintiffs’ Counsel’s attorneys’ fees and expenses that have been incurred or will be incurred in connection with the filing and prosecution of the Derivative Actions and the resolution of the claims alleged therein. Defendants shall have no responsibility for, or liability with respect to, the allocation of the Fee and Expense Award amongst Plaintiffs’ Counsel. Defendants shall have no obligation to make any payment to any Plaintiffs’ Counsel other than the payment to Plaintiffs’ Counsel’s Escrow Account provided in Section IV, 5.1-5.2 herein.

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4.5 If for any reason any condition in Section IV, 6.1 is not met and the Effective Date of the Stipulation does not occur, if the Stipulation is in any way cancelled or terminated, or if the Judgment is reversed on appeal, then each of Plaintiffs’ Counsel and their successors shall be obligated to immediately repay to the Individual Defendants the amount of the Fee and Expense Amount paid by the Individual Defendants that they received, and any amounts remaining in the Escrow Account shall be returned to the Individual Defendants. In the event that the Fee and Expense Award is reduced on appeal, then each of Plaintiffs’ Counsel and their successors shall be obligated to immediately return the reduced portion of the Fee and Expense Award to the Individual Defendants.

4.6 Except as otherwise provided in this Stipulation, each of the Settling Parties shall bear his, her, or its own costs and attorneys’ fees.

4.7 In light of the substantial benefit that Plaintiffs have helped to create for all Current Cocrystal Stockholders, Plaintiffs shall make an application for a Court-approved service award in the amount of one thousand dollars ($1,000) each (the “Service Awards”), or four thousand dollars ($4,000) in total, to which Defendants shall not object. The Service Awards to Plaintiffs, to the extent that they are approved, shall be funded from the Fee and Expense Award.

5. Conditions of Settlement, Effect of Disapproval, Cancellation, or Termination

5.1 The Effective Date of the Stipulation shall be conditioned on the occurrence of all of the following events:

(i)	the entry of the Preliminary Approval Order;

(ii)	the Court’s entry of the Judgment;

(iii)	the Judgment has become Final; and

(iv)	the Church Action and the Tutschek Action have both been dismissed with prejudice, and such orders of dismissal with prejudice have become Final.

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5.2 If any of the conditions specified in Section IV, 6.1 are not met, then the Stipulation shall be cancelled and terminated subject to Section IV, 6.4, and Plaintiffs and Defendants shall be restored to their respective positions in each of the Derivative Actions as of July 12, 2020, unless Plaintiffs’ Counsel and Defendants’ Counsel, on behalf of their respective clients, mutually agree in writing to proceed with the Stipulation.

5.3 Each of the Settling Parties shall have the right to terminate the Settlement by providing written notice of their election to do so to all other Settling Parties within twenty (20) calendar days of the date on which: (i) the Court refuses to approve this Stipulation, or the terms contained herein, in any material respect; (ii) the Court refuses to enter the Preliminary Approval Order in substantially the form attached as Exhibit C hereto; (iii) the Court refuses to enter the Judgment in substantially the form attached as Exhibit D hereto; (iv) the Judgment is reversed or substantially modified on appeal, reconsideration, or otherwise; (v) the courts in the Church Action or the Tutschek Action decline to enter orders of dismissal with prejudice or those orders of dismissal do not become Final; or (vi) the date on which the Effective Date of the Settlement cannot otherwise occur; except that such termination shall not be effective unless and until the terminating Settling Party has, within twenty (20) calendar days of the date on which notice of the termination event has been provided to all other Settling Parties, attempted in good faith to confer with the other Settling Parties and/or to participate in a mediation session with the Mediator and the other Settling Parties to attempt to remedy the issue. Any order or proceeding relating to the Fee and Expense Amount, or any appeal from any order relating thereto or reversal or modification thereof, shall not operate to cancel the Stipulation, allow for the termination of the Settlement, or affect or delay the Judgment approving the Settlement from becoming Final.

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5.4 In the event that the Stipulation is not approved by the Court, or the Settlement is terminated for any reason, including pursuant to Section IV, 6.3 above, Plaintiffs and the Defendants shall be restored to their respective positions in each of the Derivative Actions as of July 12, 2020, and all negotiations, proceedings, documents prepared and statements made in connection herewith shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by any of the Settling Parties of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Derivative Actions or in any other action or proceeding. In such event, the terms and provisions of the Stipulation, with the exception of Section IV, 1.1-1.13, 5.5, 6.4, 8.5-8.19 herein, shall have no further force and effect with respect to the Settling Parties and shall not be used in the Derivative Actions or in any other proceeding for any purpose, and any judgment or orders entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tunc.

6. Bankruptcy

6.1 In the event any proceedings by or on behalf of Cocrystal, whether voluntary or involuntary, are initiated under any chapter of the United States Bankruptcy Code, including any act of receivership, asset seizure, or similar federal or state law action (“Bankruptcy Proceedings”), the Settling Parties agree to use their reasonable best efforts to obtain all necessary orders, consents, releases, and approvals for effectuation of this Stipulation in a timely and expeditious manner.

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6.2 In the event of any Bankruptcy Proceedings by or on behalf of Cocrystal, the Settling Parties agree that all dates and deadlines set forth herein will be extended for such periods of time as are necessary to obtain necessary orders, consents, releases and approvals from the bankruptcy court to carry out the terms and conditions of the Stipulation.

7. Miscellaneous Provisions

7.1 The Settling Parties: (i) acknowledge that it is their intent to consummate this Stipulation; and (ii) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation. If any disputes concerning the finalization of the Settlement arise, those disputes shall be mediated by the Mediator by way of expedited telephonic mediation. If such mediation fails, those disputes shall be resolved by the Mediator, such that his resolution is binding on the Settling Parties.

7.2 Any planned, proposed, or actual sale, merger, or change-in-control of Cocrystal shall not void this Stipulation. The Stipulation shall run to the Settling Parties’ respective successors-in-interest. In the event of a planned, proposed, or actual sale, merger, or change-in-control of Cocrystal, the Settling Parties shall continue to seek court approval of the Settlement expeditiously, including, but not limited to, the Settlement terms reflected in this Stipulation.

7.3 The Settling Parties agree that the terms of the Settlement were negotiated in good faith and at arm’s-length by the Settling Parties and reflect a settlement that was reached voluntarily based upon adequate information and after consultation with competent legal counsel. The Settling Parties and their respective counsel agree that, throughout the course of the litigation, all Settling Parties and their counsel complied with Rule 11 of the Federal Rules of Civil Procedure in connection with the maintenance, prosecution, defense, and settlement of the Derivative Actions and shall not make any application for sanctions, pursuant to Rule 11 or other court rule or statute, with respect to any claim or defense in the Derivative Actions.

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7.4 While maintaining their positions that the claims and defenses asserted in the Derivative Actions are, respectively, meritorious or without merit, as the case may be, Plaintiffs and Plaintiffs’ Counsel, on the one hand, and Defendants and Defendants’ Counsel, on the other, shall not make any public statements or statements to the media (whether or not for attribution) that disparage the Settlement or any of the other’s business, conduct, or reputation, or that of their counsel, connected to the Derivative Actions. Notwithstanding the foregoing, each of the Settling Parties reserves their right to rebut, in a manner that such party determines to be reasonable and appropriate, any contention made in any public forum that the Derivative Actions were brought or defended in bad faith or without a reasonable basis.

7.5 Whether or not the Settlement is approved by the Court, and whether or not the Settlement is consummated, the fact and terms of this Stipulation, including any exhibits attached hereto, all proceedings in connection with the Settlement, and any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement:

(a) shall not be offered, received, or used in any way against the Settling Parties as evidence of, or be deemed to be evidence of, a presumption, concession, or admission by any of the Settling Parties with respect to the truth of any fact alleged by Plaintiffs or the validity, or lack thereof, of any claim that has been or could have been asserted in the Derivative Actions or in any litigation, or the deficiency, infirmity, or validity of any defense that has been or could have been asserted in the Derivative Actions or in any litigation, or of any fault, wrongdoing, negligence, or liability of any of the Released Persons;

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(b) shall not be offered, received, or used in any way against any of the Released Persons as evidence of, or be deemed to be evidence of, a presumption, concession, or admission of any fault, misrepresentation or omission with respect to any statement or written document approved, issued, or made by any Released Person;

(c) shall not be offered, received, or used in any way against any of the Released Persons as evidence of, or be deemed to be evidence of, a presumption, concession, or admission of any liability, fault, negligence, omission or wrongdoing, or in any way referred to for any other reason as against the Released Persons, in any arbitration proceeding or other civil, criminal, or administrative action or proceeding in any court, administrative agency, or other tribunal; and

(d) shall not be offered, received, or used in any way against Plaintiffs or Plaintiffs’ Counsel as evidence of, or be deemed to be evidence of, a presumption, concession, or admission that any of Plaintiffs’ claims are without merit or that Plaintiffs would not have been able to prevail on his claims at trial.

7.6 Neither this Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of this Stipulation, or the Settlement, shall be admissible in any proceeding for any purpose except to enforce the terms of the Settlement; provided, however, that the Released Persons may refer to the Settlement, and file the Stipulation and/or the Judgment, in any action that may be brought against them to effectuate the liability protections granted them hereunder, including, without limitation, to support a defense or claim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or claim under U.S. federal or state law or foreign law.

25

7.7 The exhibits to the Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

7.8 The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all the Settling Parties or their respective successors-in-interest. After prior notice to the Court, but without further order of the Court, the Settling Parties may agree to reasonable extensions of time to carry out any provisions of this Stipulation.

7.9 This Stipulation and the exhibits attached hereto represent the complete and final resolution of all disputes among the Settling Parties with respect to the Derivative Actions, constitute the entire agreement among the Settling Parties, and supersede any and all prior negotiations, discussions, agreements, or undertakings, whether oral or written, with respect to such matters.

7.10 The waiver by one party of any breach of the Settlement by any other party shall not be deemed a waiver of any other prior or subsequent breach of the Settlement. The provisions of the Settlement may not be waived except by a writing signed by the affected party, or counsel for that party.

7.11 The headings in the Stipulation and its exhibits are used for the purpose of convenience only and are not meant to have legal effect.

7.12 The Stipulation and the Settlement shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties and the Released Persons.

7.13 The Stipulation and the exhibits attached hereto shall be considered to have been negotiated, executed, and delivered, and to be wholly performed, in the State of New Jersey and the rights and obligations of the Settling Parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of New Jersey without giving effect to that State’s choice of law principles. No representations, warranties, or inducements have been made to any party concerning the Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.

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7.14 This Stipulation shall not be construed more strictly against one Settling Party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Settling Parties, it being recognized that it is the result of arm’s-length negotiations among the Settling Parties, and all Settling Parties have contributed substantially and materially to the preparation of this Stipulation.

7.15 All agreements made and orders entered during the course of the Derivative Actions relating to the confidentiality of information and documents shall survive this Stipulation.

7.16 Nothing in this Stipulation, or the negotiations or proceedings relating to the Settlement, is intended to or shall be deemed to constitute a waiver of any applicable privilege or immunity, including, without limitation, the attorney-client privilege, the joint defense privilege, the accountants’ privilege, or work product immunity; further, all information and documents transmitted between Plaintiffs’ Counsel and Defendants’ Counsel in connection with the Settlement shall be kept confidential and shall be inadmissible in any proceeding in any U.S. federal or state court or other tribunal or otherwise, in accordance with Rule 408 of the Federal Rules of Evidence as if such Rule applied in all respects in any such proceeding or forum.

7.17 The Settling Parties intend that the Court retain jurisdiction for the purpose of effectuating and enforcing the terms of the Settlement.

7.18 Any notice required by this Stipulation shall be submitted by overnight mail and e-mail to each of the signatories below.

7.19 The Stipulation may be executed in one or more counterparts, including by signature transmitted via facsimile, or by a .pdf/.tif image of the signature transmitted via e-mail. All executed counterparts and each of them shall be deemed to be one and the same instrument. A complete set of executed counterparts shall be filed with the Court.

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IN WITNESS WHEREOF, the Settling Parties hereto have caused the Stipulation to be executed, by their duly authorized attorneys, dated as of August 20, 2020.

THE BROWN LAW FIRM, P.C.		LEVI & KORSINSKY, LLP

By:	/s/ Timothy Brown	By:	/s/ Gregory M. Nespole
	Timothy Brown		Gregory M. Nespole
	240 Townsend Square		55 Broadway, 10th Floor
	Oyster Bay, NY 11771		New York, NY 10006
	Tel: (516) 922-5427		Tel: (212) 363-7500
	Email: tbrown@thebrownlawfirm.net		Email: gnespole@zlk.com

Attorneys for Plaintiffs Trent Nichols and Sharon Nichols		BRAGAR EAGEL & SQUIRE PC

PERKINS COIE, LLP			W. Scott Holleman
885 Third Avenue, Suite 3040
By:	/s/ Jeffrey D. Vanacore		New York, NY 10022
	Jeffrey D. Vanacore		Tel: (212) 308-5858
	1155 Avenue of the Americas, 22nd Floor		Email: holleman@bespc.com
New York, NY 10036
	Tel: (212) 262-6912	Attorneys for Plaintiff Susan S. Church
Fax: (212) 977-1642
	Email: JVanacore@perkinscoie.com	WEISSLAW LLP

	Ronald L. Berenstain	By:	/s/ David C. Katz
	Sean Knowles		David C. Katz
	1201 Third Avenue, Suite 4900		1500 Broadway, Suite 1600
	Seattle, WA 98101		New York, NY 10036
	Tel: (206) 359-8000		Tel: (212) 682-3025
	Email: rberenstain@perkinscoie.com		Email: dkatz@weisslawllp.com
sknowles@perkinscoie.com

Attorneys for Defendants Gary Wilcox, Jeffrey Meckler, Gerald McGuire, James Martin, Curtis Dale, Raymond Schinazi, David S. Block, Jane H. Hsiao, Steven Rubin, and Todd Brady, and Nominal Defendant Cocrystal Pharma, Inc.		Attorneys for Plaintiff Martin Tutschek

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WALFISH & FISSELL PLLC		WILSON SONSINI GOODRICH & ROSATI PROFESSIONAL CORPORATION

By:	/s/ Daniel Walfish	By:	/s/ Michael Sommer
	Daniel Walfish		Michael Sommer
	405 Lexington Ave 8th Floor		Adam Toporovsky
	New York, NY 10174		1301 Avenue of the Americas, 40th Floor
	Tel: (212) 672-0521		New York, NY 10019
	Email: dwalfish@walfishfissell.com		Tel: (212) 999-5800
Email: msommer@wsgr.com
Attorneys for Defendant John Stetson			atoporovsky@wsgr.com

ORRICK, HERRINGTON & SUTCLIFFE LLP		Attorneys for Defendant Barry Honig

By:	/s/ Randy Luskey	CHIESA SHAHINIAN & GIANTOMASI P.C.
Randy Luskey
	405 Howard Street	By:	/s/ A. Ross Pearlson
	San Francisco, CA 94105		A. Ross Pearlson
	Tel: (415) 773-5775		One Boland Drive
	Email: rluskey@orrick.com		West Orange, NJ 07052
Tel: (973) 530-2100
Attorneys for Defendant John O’Rourke III			Email: rpearlson@csglaw.com

RICHARD AND RICHARD, P.A.		Attorneys for Defendant John Ford

By:	/s/ Melissa L. Mackiewicz	MORVILLO ABRAMOWITZ GRAND IASON & ANELLO P.C.
	Dennis Richard	By:	/s/ Russell J. Feldman
	Melissa L. Mackiewicz		Russell J. Feldman
	825 Brickell Bay Drive		Robert J. Anello (pro hac vice pending)
	Tower III, Suite 1748		Edward M. Spiro (pro hac vice pending)
	Miami, FL 33131		565 Fifth Avenue
	Tel: (305) 374-6688		New York, NY 10017
	Email: dennis@richardandrichard.com		Tel: (212) 856-9600
	melissa@richardandrichard.com		E-mail: rfeldman@maglaw.com
ranello@maglaw.com
Attorneys for Defendant Michael Brauser			espiro@maglaw.com

GIBBONS P.C.		Attorneys for Defendant Phillip Frost

By:	/s/ Kate E. Janukowicz
Kevin G. Walsh
Kate E. Janukowicz
One Gateway Center
Newark, NJ 07102-5310
Tel: (973) 596-4500
Email:kwalsh@gibbonslaw.com
Email: kjanukowicz@gibbonslaw.com

Attorneys for Defendant Mark Groussman

By:	/s/ Brian Keller	By:	/s/ Elliot Maza
	Brian Keller		Elliot Maza

29

United States District Court

DISTRICT OF NEW JERSEY

TRENT NICHOLS and SHARON NICHOLS, derivatively on behalf of COCRYSTAL PHARMA, INC. F/K/A BIOZONE PHARMACEUTICALS, INC.,

Plaintiffs,

vs.

ELLIOTT MAZA, GARY WILCOX, JEFFREY MECKLER, GERALD MCGUIRE, JAMES MARTIN, CURTIS DALE, RAYMOND SCHINAZI, DAVID BLOCK, PHILLIP FROST, JANE H. HSIAO, STEVEN RUBIN, BRIAN KELLER, BARRY C. HONIG, JOHN STETSON, MICHAEL BRAUSER, JOHN O’ROURKE III, MARK GROUSSMAN, and JOHN H. FORD,

Defendants,

and

COCRYSTAL PHARMA, INC. F/K/A BIOZONE PHARMACEUTICALS, INC.,

Nominal Defendant.

Case No.: 2:19-cv-16751-KM-JBC EXHIBIT A CORPORATE GOVERNANCE ENHANCEMENTS

REMEDIAL COCRYSTAL PHARMA, INC.

CORPORATE GOVERNANCE ENHANCEMENTS

Board of Directors Membership Restrictions

1.	The following individuals shall not be eligible to serve on the Board of Directors of Cocrystal Pharma, Inc. (the “Company”):

a) Barry C. Honig;

b) John Stetson;

c) Michael Brauser;

d) John R. O’Rourke III;

e) Mark Groussman;

f) Elliott Maza;

g) Brian Keller; and

h) John H. Ford.

1

Affiliated Group Review Enhancement

2.	On an annual basis, the Company will review any known relationships between or among all SEC reporting entities affiliated with any Company officer or director to determine if there are any coordinated groups that are required to be reported as such in SEC filings.

Enhanced General Counsel Role

3.	The Company shall amend its Bylaws to require that the Company have an external General Counsel, and the Company shall appoint an external General Counsel within six months of court approval of the settlement of the shareholder derivative lawsuits and the expiration of any time to appeal. The individual serving as General Counsel may also serve as Corporate Secretary.

4.	The General Counsel shall review all ownership tables in the Company’s SEC filings.

Audit Committee Enhancements

5.	The Audit Committee shall meet a minimum of 4 times per year.

6.	Annually, the Audit Committee will:

a.	Review the Company’s financial reporting practices, critical accounting policies, and estimates;

b.	Review the Company’s significant financial risks and exposures and assess the steps management has taken to monitor such risks and exposures;

c.	Review any issues regarding the Company’s accounting principles, including any significant changes in the Company’s selection or application of accounting principles, and the Company’s financial statement presentation;

d.	Review any issues as to the adequacy of the Company’s internal controls and compliance with applicable laws and regulations; and

e.	Review management’s attitude toward, and effectiveness in establishing, internal controls, and the efficiency of the process used to establish, monitor, and evaluate internal control systems.

2

Related Party Transaction Policy Enhancements

7.	All Board members and executive officers shall submit to the Board an up-to-date list of companies in which they are a director, an officer, and/or of which they own a controlling interest, and promptly update the list when any changes occur.

8.	The Chief Financial Officer shall implement procedures to ensure that any material transaction that Cocrystal is contemplating that would confer a monetary or other benefit to a party that is related to Cocrystal or its officers will promptly be disclosed to the Board. Materiality of such transactions and whether such transactions are with a party that is related to Cocrystal or its officers shall be determined by the factors set forth under Item 404(a) of Regulation S-K. The procedures shall include written disclosure to the Board of the details of any such transaction, including the nature of the relationship between the proposed counter-party and the party related to Cocrystal or its officers, financial terms and other pertinent information.

9.	A majority of Cocrystal’s directors must approve or ratify any related-party transaction, and Cocrystal will make timely disclosures in appropriate SEC filings of all material related party transactions. The directors shall consider the business purpose of any proposed related-party transaction, whether the proposed transaction is on terms no less favorable than terms generally available to unaffiliated third parties under the same or similar circumstances, and whether the proposed transaction presents an improper conflict of interest for any Cocrystal officer or director, whether or not that officer or director is involved in the transaction. The Board will approve or ratify such transactions, after review, that are fair to the Company and not inconsistent with the best interests of the Company and its stockholders. Any director who is interested in such a related-party transaction will be recused from any consideration of such related party transaction.

Enhanced Director Independence Standards

10.	For purposes of the Company’s Board, an “independent” director is one who satisfies the following qualifications in addition to the qualifications required by the rules of the Nasdaq Stock Market and by any other rules or statutes applicable to Cocrystal with regard to director independence:

a.	Has no personal services contract(s) with the Company, or any member of the Company’s senior management;

b.	Is not affiliated with a not-for-profit entity that receives material contributions from the Company;

c.	Is not a “family member” of any other Board member;

d.	“Family member” means spouse, sibling, parent, offspring, cousin, niece, nephew or in-law; and

e.	Is not affiliated with Cocrystal’s current, or any former, outside accounting firm.

3

United States District Court

DISTRICT OF NEW JERSEY

TRENT NICHOLS and SHARON NICHOLS, derivatively on behalf of COCRYSTAL PHARMA, INC. F/K/A BIOZONE PHARMACEUTICALS, INC.,

Plaintiffs,

vs.

ELLIOTT MAZA, GARY WILCOX, JEFFREY MECKLER, GERALD MCGUIRE, JAMES MARTIN, CURTIS DALE, RAYMOND SCHINAZI, DAVID BLOCK, PHILLIP FROST, JANE H. HSIAO, STEVEN RUBIN, BRIAN KELLER, BARRY C. HONIG, JOHN STETSON, MICHAEL BRAUSER, JOHN O’ROURKE III, MARK GROUSSMAN, and JOHN H. FORD,

Defendants,

and

COCRYSTAL PHARMA, INC. F/K/A BIOZONE PHARMACEUTICALS, INC.,

Nominal Defendant.

Case No.: 2:19-cv-16751-KM-JBC EXHIBIT B NOTICE OF PROPOSED SETTLEMENT OF DERIVATIVE ACTION TO CURRENT COCRYSTAL STOCKHOLDERS

NOTICE OF PROPOSED SETTLEMENT OF DERIVATIVE ACTION

TO:	ALL OWNERS OF COCRYSTAL PHARMA, INC. F/K/A BIOZONE PHARMACEUTICALS, INC. (“COCRYSTAL” OR THE “COMPANY”) COMMON STOCK (TICKER SYMBOL: COCP) AS OF AUGUST 20, 2020, WHO CONTINUE TO OWN SUCH SHARES THROUGH _______, 2020 (“CURRENT COCRYSTAL STOCKHOLDERS”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF STOCKHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.

1

IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE DERIVATIVE LITIGATION, CURRENT COCRYSTAL STOCKHOLDERS WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING RELEASED CLAIMS.

THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

PLEASE TAKE NOTICE that this action is being settled on the terms in a Stipulation and Agreement of Settlement, dated August 20, 2020 (the “Stipulation”). The purpose of this Notice is to inform you of:

● the existence of the above-captioned derivative action and the related derivative actions captioned Church v. Maza, et al., Case No. 2:19-cv-00080 and Tutschek v. Schinazi, et al., Case No. 2:19-cv-01775, pending in the United States District Court, Western District of Washington, Seattle Division (collectively, the “Derivative Actions” or “Derivative Litigation”),

● the proposed settlement between the Plaintiffs1 and Defendants reached in the Derivative Actions (the “Settlement”)

● the hearing to be held by the Court to consider the fairness, reasonableness, and adequacy of the Settlement,

● the Individual Defendants’ agreement to pay Plaintiffs’ Counsel’s fees and expenses, and

● Plaintiffs’ applications for Service Awards.

This Notice describes what steps you may take in relation to the Settlement. This Notice is not an expression of any opinion by the Court about the truth or merits of Plaintiffs’ claims or Defendants’ defenses. This Notice is solely to advise you of the proposed Settlement of the Derivative Actions and of your rights in connection with the proposed Settlement.

Summary

On August 20, 2020, Plaintiffs, Cocrystal, in its capacity as a nominal defendant, and Elliot Maza, Gary Wilcox, Jeffrey Meckler, Gerald McGuire, James Martin, Curtis Dale, Raymond Schinazi, David Block, Phillip Frost, Jane H. Hsiao, Steven Rubin, Brian Keller, Barry C. Honig, John Stetson, Michael Brauser, John O’Rourke III, Mark Groussman, Todd Brady, and John Ford entered into the Stipulation in the above-captioned action filed derivatively on behalf of Cocrystal, in the United States District Court for the District of New Jersey (the “Court”) against all of the Individual Defendants except for Todd Brady. The Settlement, as documented in the Stipulation and subject to the approval of the Court, is intended by the Settling Parties to fully, finally, and forever compromise, resolve, discharge, and settle the Released Claims and to result in the dismissal of the Derivative Actions with prejudice, upon the terms and subject to the conditions set forth in the Stipulation. The proposed Settlement requires the Company to adopt certain corporate governance enhancements, as described in Exhibit A to the Stipulation, and provides that the Individual Defendants shall pay a Fee and Expense Amount to Plaintiffs’ Counsel of two hundred seventy-five thousand dollars ($275,000.00) from which Service Awards to four Plaintiffs of one thousand dollars ($1,000.00) each, shall be paid (“Fee and Expense Award”).

1 All capitalized terms used in this notice, unless otherwise defined herein, are defined as set forth in the Stipulation.

2

This notice is a summary only and does not describe all of the details of the Stipulation. For full details of the matters discussed in this summary, please see the full Stipulation posted on the Company’s website, https://ir.Cocrystalpharma.com/, contact Plaintiffs’ Counsel at the address listed below, or inspect the full Stipulation filed with the Clerk of the Court.

What is the Lawsuit About and Why is it being Settled?

Cocrystal is a publicly traded Delaware corporation with principal executive offices located in Bothell, Washington. The Derivative Actions were brought derivatively on behalf of Cocrystal and allege that the Individual Defendants breached their fiduciary duties by allegedly making and/or causing Cocrystal or its predecessor, BioZone Pharmaceuticals, Inc. (“BioZone”) to make misrepresentations and/or omissions of material fact in public statements, failing to maintain internal controls at Cocrystal or BioZone, engaging in allegedly improper promotion or manipulation of the market for BioZone’s securities, or aiding and abetting such breaches of fiduciary duty.

Defendants deny that a pre-suit demand on Cocrystal’s board of directors would have been futile and, therefore, excused. The Individual Defendants have denied, and continue to deny, any wrongdoing or liability arising out of or relating in any way to the events, conduct, statements, acts, or omissions alleged in the Derivative Actions. The Individual Defendants deny that Cocrystal or its shareholders were harmed by the conduct alleged in the Derivative Actions, and further assert that, at all times, they acted in good faith, and, to the extent they were officers or directors,in a manner they reasonably believed to be and that was in the best interests of Cocrystal and Cocrystal’s stockholders. The Individual Defendants assert that they have meritorious defenses to the claims in the Derivative Actions. Nonetheless, Defendants have entered into the Stipulation, without admitting or conceding any fault, liability, wrongdoing, or damage whatsoever, in order to avoid the burden and expense of further litigation.

The Court has not decided in favor of the Individual Defendants or Plaintiffs. Instead, both sides agreed to the Settlement to avoid the distraction, costs, and risks of further litigation. Plaintiffs and the Company believe that the corporate governance enhancements that the Company will adopt as part of the Settlement provide a substantial benefit to Cocrystal and its stockholders, and Plaintiffs and Plaintiffs’ Counsel believe the Settlement is in the best interests of Cocrystal and its stockholders.

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The Settlement Hearing and Your Right to Object to the Settlement

On _________ __, 2020, the Court entered an order preliminarily approving the Stipulation and the Settlement contemplated therein (the “Preliminary Approval Order”) and providing for the notice of the Settlement to be made to Current Cocrystal Stockholders. The Preliminary Approval Order further provides that the Court will hold a hearing (the “Settlement Hearing”) on ________ __, 2020 at __:__ _.m. before the Honorable Kevin McNulty, U.S. District Court, District of New Jersey, Courtroom PO 04, located at the Martin Luther King Building and United States Courthouse, 50 Walnut Street, Newark, New Jersey 07102, to among other things: (i) determine whether the proposed Settlement is fair, reasonable and adequate and in the best interests of the Company and its stockholders; (ii) consider any objections to the Settlement submitted in accordance with this Notice; (iii) determine whether a judgment should be entered dismissing all claims in the Derivative Actions with prejudice, and releasing the Released Claims against the Released Persons; (iv) determine whether to approve the Fee and Expense Amount to Plaintiffs’ Counsel; (v) determine whether to approve the Service Awards to Plaintiffs, which shall be funded from the Fee and Expense Award; and (vi) consider any other matters that may properly be brought before the Court in connection with the Settlement.

The Court may, in its discretion, change the date and/or time of the Settlement Hearing without further notice to you. The Court also has reserved the right to hold the Settlement Hearing telephonically without further notice to you. If you intend to attend the Settlement Hearing, please consult the Court’s docket on https://pacer.uscourts.gov/find-case and/or the website of Cocrystal, https://ir.Cocrystalpharma.com/, for any change in date, time or format of the Settlement Hearing.

Any Current Cocrystal Stockholder who wishes to object to the fairness, reasonableness, or adequacy of the Settlement as set forth in the Stipulation, or to the Fee and Expense Award, may file with the Court a written objection. An objector must at least fourteen (14) calendar days prior to the Settlement Hearing: (1) file with the Clerk of the Court and serve upon the below listed counsel a written objection to the Settlement setting forth (a) the nature of the objection; (b) proof of ownership of Cocrystal common stock as of August 20, 2020 and through the date of the objection, including the number of shares of Cocrystal common stock held and the date of purchase; (c) any and all documentation or evidence in support of such objection; and (d) the identities of any cases, by name, court, and docket number, in which the stockholder or his, her, or its attorney has objected to a settlement in the last three years; and (2) if intending to appear and requesting to be heard at the Settlement Hearing, he, she, or it must, in addition to the requirements of (1) above, file with the Clerk of the Court and serve on the below counsel (a) a written notice of his, her, or its intention to appear at the Settlement Hearing; (b) a statement that indicates the basis for such appearance; (c) the identities of any witnesses he, she, or it intends to call at the Settlement Hearing and a statement as to the subjects of their testimony; and (d) any and all evidence that would be presented at the Settlement Hearing. Any objector who does not timely file and serve a notice of intention to appear in accordance with this paragraph shall be foreclosed from raising any objection to the Settlement and/or the Fee and Expense Award and shall not be permitted to appear at the Settlement Hearing, except for good cause shown.

IF YOU MAKE A WRITTEN OBJECTION, IT MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN ________ __, 2020. The Clerk’s address is:

Clerk of the Court

U.S. DISTRICT COURT, DISTRICT OF NEW JERSEY

Courtroom PO 04

50 Walnut Street

Newark, NJ 07102

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YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO PLAINTIFFS’ COUNSEL AND DEFENDANTS’ COUNSEL SO THEY ARE RECEIVED NO LATER THAN ________ __, 2020. Counsel’s addresses are:

Counsel for Plaintiffs:

Timothy Brown THE BROWN LAW FIRM, P.C. 240 Townsend Square Oyster Bay, NY 11771	Gregory M. Nespole LEVI & KORSINSKI, LLP 55 Broadway, 10th Floor New York, NY 10006

Counsel for Defendants Gary Wilcox, Jeffrey Meckler, Gerald McGuire, James Martin, Curtis Dale, Raymond Schinazi, David Block, Jane H. Hsiao, Steven Rubin, and Todd Brady, and Nominal Defendant Cocrystal Pharma, Inc.:

Ron Berenstain

Sean Knowles

PERKINS COIE LLP

1201 Third Avenue, Suite 4900

Seattle, WA 98101

Counsel for Defendant John O’Rourke III

Randy Luskey

Orrick, Herrington & Sutcliffe LLP

405 Howard Street

San Francisco, CA 94105

Counsel for Defendant John Ford

A. Ross Pearlson

One Boland Drive

West Orange, NJ 07052

Counsel for Defendant Mark Groussman

Kevin Walsh

GIBBONS PC

One Gateway Center

Newark, NJ 07102

Defendant Elliot Maza

550 Sylvan Avenue, Suite 102

Englewood Cliffs, NJ 07632

Counsel for Defendant Barry Honig:

Michael Sommer

Adam Toporovsky

WILSON SONSINI GOODRICH & ROSATI

Professional Corporation

1301 Avenue of the Americas, 40th Floor

New York, New York 10019

Counsel for Defendant John Stetson

Daniel Walfish

Walfish & Fissell PLLC

405 Lexington Avenue, 8th Floor

New York, NY 10174

Counsel for Defendant Michael Brauser

Dennis Richard

Melissa Mackiewicz

RICHARD & RICHARD, P.A.

825 Brickell Bay Drive

Tower III, Suite 1748

Miami, FL 33131

Counsel for Defendant Phillip Frost

Robert J. Anello

Edward M. Spiro

MORVILLO ABRAMOWITZ GRAND IASON & ANELLO P.C.

565 Fifth Avenue

New York, NY 10017

Defendant Brian Keller

5058 Nortonville Way

Antioch, CA 94531

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An objector may file an objection on his, her or its own or through an attorney hired at his, her or its own expense. If an objector hires an attorney to represent him, her or it for the purposes of making such objection, the attorney must serve a notice of appearance on the counsel listed above and file such notice with the Court no later than fourteen (14) calendar days before the Settlement Hearing. Any Current Cocrystal Stockholder who does not timely file and serve a written objection complying with the above terms shall be deemed to have waived, and shall be foreclosed from raising, any objection to the Settlement and/or the Fee and Expense Award, and any untimely objection shall be barred.

Any objector who files and serves a timely, written objection in accordance with the instructions above, may appear at the Settlement Hearing either in person or through counsel retained at the objector’s expense. Objectors need not attend the Settlement Hearing, however, in order to have their objections considered by the Court.

If you are a Current Cocrystal Stockholder and do not take steps to object to the proposed Settlement and/or the Fee and Expense Award, you will be bound by the Judgment of the Court and will forever be barred from raising an objection to the Settlement and the Fee and Expense Award, and from pursuing any of the Released Claims.

If you held Cocrystal common stock as of August 20, 2020 and continue to hold such stock, you may have certain rights in connection with the proposed Settlement. You may obtain further information by contacting counsel for Plaintiffs at: Timothy Brown, The Brown Law Firm, P.C., 240 Townsend Square, Oyster Bay, NY 11771, Telephone: (516) 922-5427, Email: tbrown@thebrownlawfirm.net; Gregory M. Nespole, Levi & Korsinsky, LLP, 55 Broadway, 10th Floor, New York, NY 10007, Telephone: (212) 363-7500, Email: gnespole@zlk.com. Please Do Not Call the Court, Defendants, or Defendants’ Counsel with Questions About the Settlement.

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United States District Court

DISTRICT OF NEW JERSEY

TRENT NICHOLS and SHARON NICHOLS, derivatively on behalf of COCRYSTAL PHARMA, INC. F/K/A BIOZONE PHARMACEUTICALS, INC.,

Plaintiffs,

vs.

ELLIOTT MAZA, GARY WILCOX, JEFFREY MECKLER, GERALD MCGUIRE, JAMES MARTIN, CURTIS DALE, RAYMOND SCHINAZI, DAVID BLOCK, PHILLIP FROST, JANE H. HSIAO, STEVEN RUBIN, BRIAN KELLER, BARRY C. HONIG, JOHN STETSON, MICHAEL BRAUSER, JOHN O’ROURKE III, MARK GROUSSMAN, and JOHN H. FORD,

Defendants,

and

COCRYSTAL PHARMA, INC. F/K/A BIOZONE PHARMACEUTICALS, INC.,

Nominal Defendant.

Case No.: 2:19-cv-16751-KM-JBC EXHIBIT C [PROPOSED] ORDER PRELIMINARILY APPROVING DERIVATIVE SETTLEMENT AND PROVIDING FOR NOTICE

WHEREAS, the parties to the above-captioned shareholder derivative action (the “Derivative Action”) have made an application for an order: (i) preliminarily approving the Stipulation and Agreement of Settlement dated August 20, 2020 (the “Stipulation”), which, together with the exhibits annexed thereto, sets forth the terms and conditions for the proposed settlement and dismissal with prejudice of the Derivative Actions; and (ii) approving the form and content of the Notice of the Settlement to Current Cocrystal Stockholders, substantially in the form of Exhibit B attached to the Stipulation (the “Notice”);

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WHEREAS, all capitalized terms contained herein shall have the same meanings as set forth in the Stipulation (unless otherwise defined herein); and

WHEREAS, the Court has read and considered the Stipulation and the exhibits annexed thereto, and all the Settling Parties have consented to the entry of this Order Preliminarily Approving Derivative Settlement and Providing for Notice (“Preliminary Approval Order”),

NOW THEREFORE, IT IS HEREBY ORDERED:

1. The Court does hereby preliminarily approve, subject to further consideration at the Settlement Hearing described below, the Stipulation and the settlement set forth therein (the “Settlement”), including the terms and conditions of the Settlement and dismissal with prejudice of the Derivative Action.

2. A hearing shall be held before this Court (the “Settlement Hearing”) on _________ __, 2020 at __:__ _.m.,1 at the United States District Court for the District of New Jersey, the Honorable Kevin McNulty, Courtroom PO 04, located at the Martin Luther King Building and United States Courthouse, 50 Walnut Street, Newark, New Jersey 07102, to determine: (i) whether the terms and conditions of the Settlement are fair, reasonable, and adequate to Cocrystal and Current Cocrystal Stockholders and should be finally approved by the Court; (ii) whether the Judgment finally approving the Settlement, substantially in the form of Exhibit D attached to the Stipulation, should be entered dismissing the Derivative Action with prejudice, and releasing and enjoining the prosecution of any and all Released Claims; and (iii) whether Plaintiffs’ Counsel’s Fee and Expense Award and Plaintiffs’ Service Awards should be finally approved. At the Settlement Hearing, the Court may hear or consider such other matters as the Court may deem necessary and appropriate.

1 The Settling Parties respectfully request that the Settlement Hearing be scheduled at least fifty-five (55) days after entry of this Preliminary Approval Order.

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3. The Court approves the Notice attached as Exhibit B to the Stipulation, and finds that issuing the Notice through the issuance of a press release on GlobeNewswire, filing with the SEC the Notice and Stipulation as exhibits to a Form 8-K, and posting the Notice together with the Stipulation on the “Investors” page of Cocrystal’s corporate website substantially in the manner and form set forth in this Preliminary Approval Order meets the requirements of due process, is the best notice practicable under the circumstances, and shall constitute due and sufficient notice to Current Cocrystal Stockholders.

4. Not later than ten (10) calendar days following entry of this Preliminary Approval Order, Cocrystal shall issue the Notice via a press release on GlobeNewswire, file with the SEC the Notice and Stipulation as exhibits to a Form 8-K, and post the Notice together with the Stipulation via a link on the “Investors” page of Cocrystal’s corporate website, https://ir.Cocrystalpharma.com/. The Notice shall contain a link to the Investors page of Cocrystal’s corporate website where the Notice and Stipulation will be posted, which posting shall be maintained through the date of the Settlement Hearing.

5. All costs incurred in providing the notice of the Settlement shall be paid by Cocrystal, and Cocrystal shall undertake all administrative responsibility for issuing, filing, and posting the notice of the Settlement.

6. All papers in support of the Settlement and the Fee and Expense Award, including any Service Awards, shall be filed with the Court and served at least twenty-one (21) calendar days prior to the Settlement Hearing, and any reply papers shall be filed with the Court at least seven (7) calendar days prior to the Settlement Hearing.

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7. Any Current Cocrystal Stockholder may object and/or appear and show cause, if he, she, or it has any concern why the Settlement should not be finally approved as fair, reasonable, and adequate, why the Judgment should not be entered thereon, or why the Fee and Expense Award and the Service Awards should not be finally approved; provided, however, unless otherwise ordered by the Court, that no Current Cocrystal Stockholder shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered thereon approving the same, or the Fee and Expense Award and the Service Awards, unless that stockholder has, at least fourteen (14) calendar days prior to the Settlement Hearing: (1) filed with the Clerk of the Court a written objection to the Settlement setting forth (a) the nature of the objection; (b) proof of ownership of Cocrystal common stock as of the date of the Stipulation and through the date of the objection, including the number of shares of Cocrystal common stock held and the date of purchase; (c) any and all documentation or evidence in support of such objection; and (d) the identities of any cases, by name, court, and docket number, in which the stockholder or his, her, or its attorney has objected to a settlement in the last three (3) years; and (2) if a Current Cocrystal Stockholder intends to appear and requests to be heard at the Settlement Hearing, such stockholder must have, in addition to the requirements of (1) above, filed with the Clerk of the Court (a) a written notice of such stockholder’s intention to appear at the Settlement Hearing; (b) a statement that indicates the basis for such appearance; (c) the identities of any witnesses the stockholder intends to call at the Settlement Hearing and a statement as to the subjects of their testimony; and (d) any and all evidence that would be presented at the Settlement Hearing. If a Current Cocrystal Stockholder files a written objection and/or written notice of intent to appear, such stockholder must also serve copies of such notice, proof, statement, and documentation, together with copies of any other papers or briefs such stockholder files with the Court (either by hand delivery or by first class mail) at least fourteen (14) calendar days prior to the Settlement Hearing upon each of the following:

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Counsel for Plaintiffs:

Timothy Brown THE BROWN LAW FIRM, P.C. 240 Townsend Square Oyster Bay, NY 11771	Gregory M. Nespole LEVI & KORSINSKI, LLP 55 Broadway, 10th Floor New York, NY 10006

Counsel for Defendants Gary Wilcox, Jeffrey Meckler, Gerald McGuire, James Martin, Curtis Dale, Raymond Schinazi, David Block, Jane H. Hsiao, Steven Rubin, and Todd Brady, and Nominal Defendant Cocrystal Pharma, Inc.:

Ronald L. Berenstain

Sean Knowles

PERKINS COIE LLP

1201 Third Avenue, Suite 4900

Seattle, WA 98101

Counsel for Defendant John O’Rourke III

Randy Luskey

Orrick, Herrington & Sutcliffe LLP

405 Howard Street

San Francisco, CA 94105

Counsel for Defendant John Ford

A. Ross Pearlson

One Boland Drive

West Orange, NJ 07052

Counsel for Defendant Mark Groussman

Kevin Walsh

GIBBONS PC

One Gateway Center

Newark, NJ 07102

Defendant Elliot Maza

550 Sylvan Avenue, Suite 102

Englewood Cliffs, NJ 07632

Counsel for Defendant Barry Honig:

Michael Sommer

Adam Toporovsky

WILSON SONSINI GOODRICH & ROSATI

Professional Corporation

1301 Avenue of the Americas, 40th Floor

New York, New York 10019

Counsel for Defendant John Stetson

Daniel Walfish

Walfish & Fissell PLLC

405 Lexington Avenue, 8th Floor

New York, NY 10174

Counsel for Defendant Michael Brauser

Dennis Richard

Melissa Mackiewicz

RICHARD & RICHARD, P.A.

825 Brickell Bay Drive

Tower III, Suite 1748

Miami, FL 33131

Counsel for Defendant Phillip Frost

Robert J. Anello

Edward M. Spiro

MORVILLO ABRAMOWITZ GRAND IASON & ANELLO P.C.

565 Fifth Avenue

New York, NY 10017

Defendant Brian Keller

5058 Nortonville Way

Antioch, CA 94531

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Any Current Cocrystal Stockholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement or the Fee and Expense Award and Service Awards, unless otherwise ordered by the Court, but shall be forever bound by the Judgment to be entered, the dismissal of this Derivative Action with prejudice, and any and all of the releases set forth in the Stipulation.

8. At least ten (10) calendar days prior to the Settlement Hearing, Cocrystal’s Counsel shall file with the Court, proof, by affidavit or declaration, of the issuance, filing, and posting of the notice of the Settlement to Current Cocrystal Stockholders pursuant to the terms of this Preliminary Approval Order.

9. All Current Cocrystal Stockholders shall be bound by all orders, determinations, and judgments in the Derivative Action concerning the Settlement, whether favorable or unfavorable to Current Cocrystal Stockholders.

10. All proceedings in this Derivative Action are stayed until further order of the Court, except as may be necessary to implement the Settlement or comply with the terms of the Stipulation and this Preliminary Approval Order. This Court retains exclusive jurisdiction over the Derivative Action to consider all further matters arising out of or connected with the Settlement.

11. Pending final determination of whether the Settlement should be approved, neither Plaintiffs, Plaintiffs’ Counsel, nor any Current Cocrystal Stockholders or other Persons, derivatively on behalf of Cocrystal, shall commence or prosecute, or in any way instigate or participate in the commencement or prosecution of, any action or proceeding asserting any Released Claims against any of the Released Persons in any court or tribunal.

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12. The facts and terms of the Stipulation, including any exhibits attached thereto, all proceedings in connection with the Settlement, and any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement:

(a) shall not be offered, received, or used in any way against the Settling Parties as evidence of, or be deemed to be evidence of, a presumption, concession, or admission by any of the Settling Parties with respect to the truth of any fact alleged by Plaintiffs or the validity, or lack thereof, of any claim that has been or could have been asserted in the Derivative Actions or in any litigation, or the deficiency, infirmity, or validity of any defense that has been or could have been asserted in the Derivative Actions or in any litigation, or of any fault, wrongdoing, negligence, or liability of any of the Released Persons;

(b) shall not be offered, received, or used in any way against any of the Released Persons as evidence of, or be deemed to be evidence of, a presumption, concession, or admission of any fault, misrepresentation or omission with respect to any statement or written document approved, issued, or made by any Released Person;

(c) shall not be offered, received, or used in any way against any of the Released Persons as evidence of, or be deemed to be evidence of, a presumption, concession, or admission of any liability, fault, negligence, omission or wrongdoing, or in any way referred to for any other reason as against the Released Persons, in any arbitration proceeding or other civil, criminal, or administrative action or proceeding in any court, administrative agency, or other tribunal; and

(d) shall not be offered, received, or used in any way against Plaintiffs or Plaintiffs’ Counsel as evidence of, or be deemed to be evidence of, a presumption, concession, or admission that any of Plaintiffs’ claims are without merit or that Plaintiffs would not have been able to prevail on their claims at trial.

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13. Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance thereof, shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement; provided, however, that if finally approved, the Released Persons may refer to the Settlement, and file the Stipulation and/or the Judgment, in any action that may be brought against them to effectuate the liability protections granted them thereunder, including, without limitation, to support a defense or claim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or claim under U.S. federal or state law or foreign law.

14. If the Stipulation is terminated pursuant to its terms, or the Effective Date does not otherwise occur, all proceedings in this Derivative Action will revert to their status as of July 12, 2020.

15. The Court reserves the right to continue the Settlement Hearing without further written notice to Current Cocrystal Stockholders or anyone else other than the Settling Parties. The Court may decide to hold the Settlement Hearing telephonically without further notice to Current Cocrystal Stockholders. Any Current Cocrystal Stockholder (or his, her or its counsel) who wishes to appear at the Settlement Hearing should consult the Court’s docket on https://pacer.uscourts.gov/find-case and/or the Investor page of Cocrystal’s corporate website, https://ir.Cocrystalpharma.com/, for any change in date, time or format of the Settlement Hearing.

IT IS SO ORDERED.

DATED:
HONORABLE KEVIN McNULTY
U.S. DISTRICT COURT JUDGE

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United States District Court

DISTRICT OF NEW JERSEY

TRENT NICHOLS and SHARON NICHOLS, derivatively on behalf of COCRYSTAL PHARMA, INC. F/K/A BIOZONE PHARMACEUTICALS, INC.,

Plaintiffs,

vs.

ELLIOTT MAZA, GARY WILCOX, JEFFREY MECKLER, GERALD MCGUIRE, JAMES MARTIN, CURTIS DALE, RAYMOND SCHINAZI, DAVID BLOCK, PHILLIP FROST, JANE H. HSIAO, STEVEN RUBIN, BRIAN KELLER, BARRY C. HONIG, JOHN STETSON, MICHAEL BRAUSER, JOHN O’ROURKE III, MARK GROUSSMAN, and JOHN H. FORD,

Defendants,

and

COCRYSTAL PHARMA, INC. F/K/A BIOZONE PHARMACEUTICALS, INC.,

Nominal Defendant.

Case No.: 2:19-cv-16751-KM-JBC EXHIBIT D [PROPOSED] FINAL ORDER AND JUDGMENT

This matter came before the Court for hearing pursuant to this Court’s Order Preliminarily Approving Derivative Settlement and Providing for Notice, dated ________ __, 2020 (the “Preliminary Approval Order”), on the application of the Settling Parties for final approval of the Settlement set forth in the Stipulation and Agreement of Settlement dated August 20, 2020 (the “Stipulation”). Due and adequate notice having been given to Current Cocrystal Stockholders as required in the Preliminary Approval Order, and the Court having considered all papers filed and proceedings had herein and otherwise being fully informed of the premises and good cause appearing therefore, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:

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1. This Final Order and Judgment (“Judgment”) incorporates by reference the definitions in the Stipulation, and, except where otherwise specified herein, all capitalized terms used herein shall have the same meanings as set forth in the Stipulation.

2. This Court has jurisdiction over the subject matter of the above-captioned action (the “Derivative Action”), including all matters necessary to effectuate the Settlement, and over all Settling Parties.

3. This Court finds that the Settlement set forth in the Stipulation is fair, reasonable, and adequate as to each of the Settling Parties and Current Cocrystal Stockholders, and hereby finally approves the Settlement in all respects and orders the Settling Parties to perform its terms to the extent the Settling Parties have not already done so.

4. The Derivative Action, all claims contained therein, and any other Released Claims, are hereby ordered as fully, finally, and forever compromised, settled, released, discharged and dismissed on the merits and with prejudice by virtue of the proceedings herein and this Judgment. The Settling Parties are to bear their own costs, except as otherwise provided in the Stipulation.

5. Upon the date the Judgment becomes Final, Cocrystal, Plaintiffs (individually and on behalf of Cocrystal), and each of the Current Cocrystal Stockholders shall be deemed to have, and by operation of this Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims (including Unknown Claims) against the Released Persons. Cocrystal, Plaintiffs, and each Current Cocrystal Stockholder shall be deemed to have, and by operation of this Judgment shall have, covenanted not to sue any Released Person with respect to any Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting the Released Claims against the Released Persons. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation and this Judgment.

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6. Upon the Effective Date, each of the Released Persons shall be deemed to have, and by operation of this Judgment shall have, fully, finally, and forever released, relinquished, and discharged each and all of Plaintiffs and their Related Persons, Plaintiffs’ Counsel and their Related Persons, Cocrystal, and all Current Cocrystal Stockholders (solely in their capacity as Cocrystal stockholders) from Defendants’ Released Claims. The Released Persons shall be deemed to have, and by operation of this Judgment shall have, covenanted not to sue Plaintiffs or their Related Persons, Plaintiffs’ Counsel or their Related Persons, Cocrystal, or any Current Cocrystal Stockholders (solely in their capacity as Cocrystal stockholders) with respect to any Defendants’ Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting Defendants’ Released Claims against Plaintiffs and their Related Persons, Plaintiffs’ Counsel and their Related Persons, Cocrystal, and all Current Cocrystal Stockholders (solely in their capacity as Cocrystal stockholders). Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation and this Judgement.

7. The Court finds that the notice of the Settlement to Current Cocrystal Stockholders was made in accordance with the Preliminary Approval Order and provided the best notice practicable under the circumstances to all Persons entitled to such notice, and said notice fully satisfied the requirements of due process.

8. The Court finds that during the course of the Derivative Actions, the Settling Parties and their counsel at all times complied with Rule 11 of the Federal Rules of Civil Procedure.

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9. The Court finds that the Fee and Expense Amount in the amount of two hundred seventy-five thousand dollars ($275,000) is fair and reasonable, in accordance with the Stipulation, and finally approves that amount as the Fee and Expense Award.

10. The Court finds that the Service Awards to Plaintiffs in the amount of one thousand dollars ($1,000) each, or four thousand dollars ($4,000) in total, is fair and reasonable, in accordance with the Stipulation, and finally approves the Service Awards, to be paid by Plaintiffs’ Counsel from the Fee and Expense Award.

11. Neither the Judgment, nor the facts and terms of the Stipulation, including any exhibits attached thereto, nor the Settlement nor the proceedings in connection with the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement:

(a) shall be offered, received, or used in any way against the Settling Parties as evidence of, or be deemed to be evidence of, a presumption, concession, or admission by any of the Settling Parties with respect to the truth of any fact alleged by Plaintiffs or the validity, or lack thereof, of any claim that has been or could have been asserted in the Derivative Actions or in any litigation, or the deficiency, infirmity, or validity of any defense that has been or could have been asserted in the Derivative Actions or in any litigation, or of any fault, wrongdoing, negligence, or liability of any of the Released Persons;

(b) shall be offered, received, or used in any way against any of the Released Persons as evidence of, or be deemed to be evidence of, a presumption, concession, or admission of any fault, misrepresentation or omission with respect to any statement or written document approved, issued, or made by any Released Person;

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(c) shall be offered, received, or used in any way against any of the Released Persons as evidence of, or be deemed to be evidence of, a presumption, concession, or admission of any liability, fault, negligence, omission or wrongdoing, or in any way referred to for any other reason as against the Released Persons, in any arbitration proceeding or other civil, criminal, or administrative action or proceeding in any court, administrative agency, or other tribunal; and

(d) shall be offered, received, or used in any way against Plaintiffs or Plaintiffs’ Counsel as evidence of, or be deemed to be evidence of, a presumption, concession, or admission that any of Plaintiffs’ claims are without merit or that Plaintiffs would not have been able to prevail on their claims at trial.

12. This Judgment, the Stipulation, the Settlement, and any act performed or document executed pursuant to or in furtherance thereof, shall not be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement. However, the Released Persons may refer to the Settlement, and file the Stipulation and/or this Judgment, in any action that may be brought against them to effectuate the liability protections granted them thereunder, including, without limitation, to support a defense or claim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or claim under U.S. federal or state law or foreign law.

13. Without affecting the finality of this Judgment in any way, the Court hereby retains continuing jurisdiction over: (a) implementation of the Settlement; and (b) all Settling Parties for the purpose of construing, enforcing, and administering the Stipulation and this Judgment, including, if necessary, setting aside and vacating this Judgment, on motion of a Settling Party, to the extent consistent with and in accordance with the Stipulation if the Effective Date fails to occur in accordance with the Stipulation.

14. This Judgment is a final judgment and should be entered forthwith by the Clerk dismissing the Derivative Action with prejudice.

IT IS SO ORDERED.

DATED:
HONORABLE KEVIN McNULTY
U.S. DISTRICT COURT JUDGE

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